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     CoreStates Bank, N.A.
     FC 1-8-4-2
     1345 Chestnut Street
     PO Box 7618
     Philadelphia PA 19101-7618
     215 973 8033
     Fax 215 973 5831

     R Thomas Esser
     Vice President
     Division Manager
     New England Division


                                          December 10, 1996




ASA International Ltd.
ASA International Ventures, Inc.
10 Speen Street
Framingham, MA  01701

Attn:  Alfred C. Angelone, Chief Executive Officer

Dear Mr. Angelone:

     We refer to that certain Loan Agreement dated November 3, 1994, to the Loan Documents defined therein and to that certain Agreement of Amendment, dated December 10, 1996 (together, the "Amended Loan Agreement and Loan Documents") to which ASA International Ltd. ("Borrower") and the lender ("Bank") are parties.

     We understand and have relied upon the fact that in December 1995 Borrower engaged in a series of inter-corporate transactions whereby

-    ASA, Incorporated and ASA Legal Systems Company, Inc. were merged into
     Borrower

- Borrower organized a new wholly-owned Delaware subsidiary, ASA International Ventures, Inc. ("Ventures") in which Borrower invested $5,200,000 by purchase of Ventures' common stock

- As a result of the aforesaid mergers and swaps of assets between Borrower and Ventures, Borrower now holds the customer intangibles known as CWI and BSD, and Ventures holds the customer intangibles known as International Trade, Legal Data and Tire

-    Ventures is indebted to borrower under a promissory note of $5,200,000

-    Borrower is obligated to pay an annual royalty fee to Ventures of $100,000


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     In consideration of Bank's continuing the loan facility with Borrower as amended under the Amended Loan Agreement and loan Documents, Ventures and Borrower hereby agree with Bank as follows:

- Ventures will become a party to the Amended Loan Agreement and Loan Documents by executing a counterpart of this letter.

- Ventures will execute and deliver to Bank (i) separate Guaranty of Borrower's Obligations to Bank, and (ii) a separate Security Agreement to secure its Guaranty and other Obligations.

- Borrower and Ventures hereby represent to Bank that Ventures assets are free and clear of all liens, security interests, and encumbrances.

- Ventures will execute and deliver to Bank such UCC Form 1 financing statements as Bank may request for filing in order to perfect Bank's security in Ventures' assets. In this regard, Borrower and Ventures hereby represent and warrant to Bank that Ventures' chief executive office and location of Ventures' assets are and will be in Framingham, Massachusetts and at no other location.

- Ventures will deliver to Bank such certificates of corporate resolutions and such other certificates and documents as Bank may request, including, without limitation, certification of banking resolutions and of officers' and directors' incumbency, and provide Bank from time to time with such additional documentation as Bank may request evidencing the foregoing transactions and confirming Bank's security interest.

     Please indicate your agreement to the foregoing by executing a counterpart of this letter agreement and returning it to Bank.

                                         Very truly yours,

                                         CORESTATES BANK, N.A.

                                              /s/ R. Thomas Esser
                                         By: -------------------------
                                              R. Thomas Esser
                                              Vice President

ASA International Ltd. hereby agrees to be bound by the foregoing.
     /s/ Alfred C. Angelone
By: -------------------------
     Alfred C. Angelone
     Chief Executive Officer

ASA International Ventures, Inc. hereby agrees to be bound by the foregoing and hereby becomes a party to the Amended Loan Agreement and Loan Documents.
     /s/ Alfred C. Angelone
By: -------------------------
     Alfred C. Angelone
     Chief Executive Officer